UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 29, 2016

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 29, 2016, Bank of Hawaii Corporation (the “Company”) held its annual shareholders meeting.  At the meeting, the following matters were submitted to a vote of the shareholders:

1.             Election of Directors: *

Nominee	Votes Cast For	Votes Against	Abstentions	Non-Votes	Uncast Votes
S. Haunani Apoliona	31,728,790	640,972	76,968	6,061,150	—
Mary G. F. Bitterman	31,509,024	881,888	55,818	6,061,150	—
Mark A. Burak	31,928,476	412,286	105,228	6,061,150	740
Michael J. Chun	31,812,283	572,374	62,073	6,061,150	—
Clinton R. Churchill	31,794,373	572,914	79,443	6,061,150	—
Peter S. Ho	31,451,510	939,575	55,645	6,061,150	—
Robert Huret	31,792,858	558,545	95,327	6,061,150	—
Kent T. Lucien	27,535,838	4,828,172	82,720	6,061,150	—
Victor K. Nichols	31,919,566	417,095	110,069	6,061,150	—
Barbara J. Tanabe	31,540,840	834,093	71,797	6,061,150	—
Raymond P. Vara, Jr.	31,582,878	755,377	108,475	6,061,150	—
Robert W. Wo	31,597,092	772,216	77,422	6,061,150	—

 *   The directors are elected by a majority of the votes cast in an uncontested election. In the event of a contested election, the directors are elected by a plurality of the votes cast. Uncast votes include votes where the proxy form was illegible with respect to the specific proposal. Messrs. Martin A. Stein and Donald M. Takaki did not stand for election this year for they reached the mandatory retirement age of 75.

2.             Advisory vote on the Company’s executive compensation:

Votes Cast For	Votes Against	Abstentions	Non-Votes
30,811,299	1,339,457	295,974	6,061,150

3.             Ratification of the re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes Cast For	Votes Against	Abstentions	Non-Votes
37,722,825	673,332	111,723	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2016	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary